SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 23, 2018
BSB BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)
Maryland	001-35309	80-0752082
(State or Other Jurisdiction Identification No.)	(Commission File No.)	(I.R.S. Employer of Incorporation)

2 Leonard Street, Belmont, Massachusetts	02478
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (617) 484-6700

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [  ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07  Submission of Matters to a Vote of Securities Holders

The Company's Annual Meeting of Stockholders was held on May 23, 2018. Of the 9,741,471 shares outstanding and entitled to vote, 8,925,252 shares were present at the meeting in person or by proxy.  The matters considered and voted on by the Company's stockholders at the Annual Meeting, and the results of the vote on each such matter, were as follows:

Proposal 1:  The election of three directors each to serve for a three-year term.

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes

Robert M. Mahoney	6,648,169	82,302	2,194,781
John A. Borelli	6,657,752	72,719	2,194,781
John W. Gahan III	6,647,651	82,820	2,194,781
John A. Whittemore	6,394,752	335,719	2,194,781

Proposal 2: The ratification of appointment of Baker Newman & Noyes, LLC as the Company's Independent Registered Public Accounting Firm for the year ending December 31, 2018.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes

8,754,840	106,918	63,494	—

Proposal 3: The advisory, non-binding vote to approve the Company's executive compensation as described in the proxy statement.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes

6,526,737	174,513	29,220	2,194,781

Proposal 4: The advisory, non-binding vote regarding the frequency of stockholder votes on the Company's executive compensation.

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes

7,043,405	52,341	226,160	35,671	1,567,675

Based on the results of the advisory, nonbinding stockholder vote regarding the frequency of stockholder votes on the Company's executive compensation, the Board of Directors of the Company has determined that there should be an annual advisory, nonbinding vote by stockholders regarding executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BSB BANCORP, INC.

DATE: May 24, 2018	By:	/s/ John A. Citrano
John A. Citrano
Executive Vice President and Chief Financial Officer